Portfolio:			CS Floating Rate High Income Fund
Security:			Brigham Exploration Company
Date Purchased:		        5/16/2011
Price per Share:		100
Shares Purchased by
the portfolio:			300
Total Principal Purchased
by the Portfolio:		$300000
% of Offering Purchased
by the Portfolio:		0.10%
Broker:			        Bank of America
Member:			        Joint Lead Manager

Portfolio:			CS Floating Rate High Income Fund
Security:			ExamWorks Group Inc.
Date Purchased:		        7/14/2011
Price per Share:		100
Shares Purchased by
the portfolio:			300
Total Principal Purchased
by the Portfolio:		$300000
% of Offering Purchased
by the Portfolio:		0.12%
Broker:			        Bank of America Merill Lynch
Member:			        Joint Lead Manager


Portfolio:			CS Floating Rate High Income Fund
Security:			ExamWorks Group Inc.
Date Purchased:		        7/14/2011
Price per Share:		100
Shares Purchased by
the portfolio:			300
Total Principal Purchased
by the Portfolio:		$300000
% of Offering Purchased
by the Portfolio:		0.12%
Broker:			        Bank of America Merill Lynch
Member:			        Joint Lead Manager